SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                     June 26, 2003

JCM Partners, LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32653	94-3364323

(Commission File Number)	(I.R.S. Employer Identification No.)

2151 Salvio Street, Suite 325, Concord, CA	94520

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                     (925) 676-1966

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountants.

     (a)  At a meeting held on June 26, 2003, the Board of Managers of the Company, upon the recommendation of its audit committee at a meeting earlier that day, approved the dismissal of Deloitte & Touche, LLP (“D&T”), as its independent accountants.

          The reports of D&T on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2002, and in the subsequent interim period, there were no disagreements with D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of D&T would have caused D&T to make reference to the matter in their report.

          D&T’s letter to the Commission stating whether it agrees with the above statements is attached hereto as Exhibit 16.1.

     (b)  Effective June 26, 2003, the Board of Managers of the Company, upon the recommendation of its audit committee, appointed Moss Adams LLP as its new independent accountants. This determination followed the Company’s evaluation of proposals from five accounting firms to serve as the Company’s independent accountants for its fiscal year ending December 31, 2003.

          During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult with Moss Adams LLP with respect to (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) a any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with D&T or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

16.1	Letter from Deloitte &Touche dated July 2, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM PARTNERS, LLC

Date: July 3, 2003	By:	/s/ Cornelius Stam

Cornelius Stam Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Deloitte &Touche dated July 2, 2003